Exhibit 21.1
List of Subsidiaries of the Company (1)

AccuMED Corp. (Delaware)	Lear Corporation Hungary Automotive Manufacturing Kft. (Hungary)
AccuMED Holdings Corp. (Delaware)	Lear Corporation Ingenierie, S.A.S. (France)
Autotech Fund II, L.P. (Delaware) (3.33%)	Lear Corporation Italia S.r.l. (Italy)
Beijing BAI Lear Automotive Systems Co., Ltd. (China) (50%)	Lear Corporation Japan K.K. (Japan)
Beijing BHAP Lear Automotive Systems Co., Ltd. (China) (50%)	Lear Corporation Jarny, S.A.S. (France)
Beijing Lear Hyundai Transys Co., Ltd. (China) (50%)	Lear Corporation Loire, S.A.S. (France)
CelLink Corporation (Delaware) (3.18%)	Lear Corporation Macedonia DOOEL Tetovo (Macedonia)
Changchun Lear FAWSN Automotive Electrical Co., Ltd. (China) (69%)	Lear Corporation Martorell, S.L. (Spain)
Changchun Lear FAWSN Automotive Seat Systems Co., Ltd. (China) (49%)	Lear Corporation Meknes S.a.r.l., AU (Morocco)
Chihuahua Electrical Wiring Systems S. de R.L. de C.V. (Mexico) (49%)	Lear Corporation Mexico S. de R.L. de C.V. (Mexico)
Consorcio Industrial Mexicano de Autopartes S. de R.L. de C.V. (Mexico)	Lear Corporation Pension Scheme Trustees Limited (United Kingdom)
Durango Automotive Wiring Systems, S. de R.L. de C.V. (Mexico) (49%)	Lear Corporation Poland II Sp. z.o.o. (Poland)
Eagle Ottawa (Thailand) Co., Ltd. (Thailand)	Lear Corporation Pontevedra, S.L. (Spain)
Eagle Ottawa China Ltd. (China)	Lear Corporation Romania S.r.L. (Romania)
Eagle Ottawa Fonseca S.A. (Argentina) (70%)	Lear Corporation S.r.L. (Moldova)
Eagle Ottawa Foreign Holdings ApS (Denmark)	Lear Corporation Seating France Feignies S.A.S. (France)
Eagle Ottawa Hungary Kft. (Hungary)	Lear Corporation Seating France S.A.S. (France)
Eagle Ottawa North America, LLC (Delaware)	Lear Corporation Seating Slovakia s.r.o. (Slovak Republic)
Evolved by Nature Inc. (Delaware) (3.32%)	Lear Corporation South East Asia Co., Ltd. (Thailand)
EXO Technologies Ltd. (Israel)	Lear Corporation Spain Alava, S.L. (Spain)
Foshan Lear FAWSN Automotive Systems Co., Ltd. (China) (49%)	Lear Corporation Sweden AB
Gill Industries of Mexico, S. de R.L. de C.V. (Mexico)	Lear Corporation UK Holdings Limited (United Kingdom)
Gill Management of Mexico, S. de R.L. de C.V. (Mexico)	Lear Corporation Valenca, Unipessoal, Lda. (Portugal)
Gill Management Queretaro, S. de R.L. de C.V. (Mexico)	Lear DFM Automotive Seating (Yancheng) Co., Ltd. (China) (50%)
Gill Queretaro, S. de R.L. de C.V. (Mexico)	Lear DFM Tachi-S Automotive Seating (Dalian) Co., Ltd. (China) (25.5%)
Guangzhou Lear Automotive Components Co., Ltd (China) (50%)	Lear do Brasil Industria e Comercio de Interiores Automotivos Ltda. (Brazil)
Guilford Europe Limited (United Kingdom)	Lear Dongfeng Automotive Seating Co., Ltd. (China) (50%)
Guilford Europe Pension Trustees Limited (United Kingdom)	Lear Dongshi Tachi-S Automotive Seating (Wuhan) Co., Ltd. (China) (25.5%)
HB Polymer Company, LLC (Delaware) (10%)	Lear East European Operations S.a.r.l. (Luxembourg)
Honduras Electrical Distribution Systems S. de R.L. de C.V. (Honduras) (49%)	Lear EEDS and Interiors, LLC (Delaware)
Hyundai Transys Lear Automotive India Private Limited (India) (35%)	Lear Electrical Systems de Mexico S. de R.L. de C.V. (Mexico)
Industrias Lear de Argentina SrL (Argentina)	Lear European Holding S.L. (Spain)
Insys - Interior Systems SA (Argentina) (5%)	Lear Financial Services (Netherlands) B.V. (Netherlands)
Jiangxi Jiangling Lear Interior Systems Co. Ltd. (China) (50%)	Lear Global Operations S.a.r.l. (Luxembourg)
Kongsberg Automotive S. de R.L. de C.V.	Lear Global Technology Corporation France (Delaware)
Kyungshin-Lear Sales and Engineering LLC (Delaware) (49%)	Lear Global Technology Corporation Germany (Delaware)
Lear (China) Holding Limited (China)	Lear Global Technology Corporation Spain (Delaware)
Lear (Luxembourg) S.a.r.l. (Luxembourg)	Lear Global Technology Corporation UK (Delaware)
Lear (Shanghai) Auto Parts Technology Co., Ltd. (China)	Lear Holdings, S. de R.L. de C.V. (Mexico)
Lear Automotive (Malaysia) Sdn. Bhd. (Malaysia)	Lear India Engineering, LLC (Delaware)
Lear Automotive (Thailand) Co., Ltd. (Thailand)	Lear India Engineering, LLP (India)
Lear Automotive EEDS Honduras, S.A. (Honduras)	Lear Israel Engineering, LLC (Delaware)
Lear Automotive Electronics and Electrical Products (Shanghai) Co., Ltd. (China)	Lear Japan Engineering, LLC (Delaware)
Lear Automotive Fabrics (Rui’An) Co., Ltd. (China)	Lear Korea Engineering Yuhan Hoesa (Korea)
Lear Automotive India Private Limited (India)	Lear Korea Yuhan Hoesa (Korea)
Lear Automotive Interior Materials (Yangzhou) Co., Ltd. (China)	Lear LLC (Russia)
Lear Automotive Manufacturing, L.L.C. (Delaware)	Lear Mexican Seating Corporation (Delaware)
Lear Automotive Metals (Wuhan) Co., Ltd. (China)	Lear Mexican Trim Operations, S. de R.L. de C.V. (Mexico)
Lear Automotive Morocco S.a.r.l. (Morocco)	Lear Otomotiv Sanayi ve Ticaret Limited Sirketi (Turkey)
Lear Automotive Operations Netherlands B.V. (Netherlands)	Lear Philippines Engineering, LLC (Delaware)
Lear Automotive Services (Netherlands) B.V. (Netherlands)	Lear Seating (Thailand) Corp. Ltd. (Thailand)
Lear Automotive Systems (Changshu) Co., Ltd. (China)	Lear Sewing (Pty.) Ltd. (South Africa)
Lear Automotive Systems (Chongqing) Co., Ltd. (China)	Lear UK Acquisition Limited (United Kingdom)

Exhibit 21.1
List of Subsidiaries of the Company (1)
(Continued)

Lear Automotive Systems (Jiaxing) Co., Ltd. (China)	Liuzhou Lear DFM Fangsheng Automotive Seating Co., Ltd. (China) (25.5%)
Lear Automotive Systems (Shenyang) Co., Ltd. (China)	Maniv Mobility II A, LP (Delaware) (7.296%)
Lear Automotive Systems (Yangzhou) Co., Ltd. (China)	Markol Otomotiv Yan Sanayi ve Ticaret A.S. (Turkey) (35%)
Lear Canada Holding S.a.r.l. (Luxembourg)	Martur Sunger ve Koltuk Tesisleri Ticaret A.S. (Turkey) (0.7%)
Lear Chang’an (Chongqing) Automotive System Co., Ltd. (China) (55%)	Mezed Inversiones S.r.l. (Dominican Republic)
Lear Chang’an (Hangzhou) Automotive Seating Co., Ltd. (China) (55%)	MSeat Inc. (Korea) (0.186%)
Lear China Engineering, LLC (Delaware)	Navmatic, Inc. (Delaware) (22.16%)
Lear Corporation (Mauritius) Limited (Mauritius)	PT Lear Automotive Indonesia (Indonesia)
Lear Corporation (Nottingham) Limited	PT Lear Corporation Indonesia (Indonesia) (51%)
Lear Corporation (UK) Limited (United Kingdom)	Qingdao Lear FAWSN Automotive Seat Systems Co., Ltd. (China) (49%)
Lear Corporation (Vietnam) Limited (Vietnam)	RevoLaze, LLC (Delaware) (20%)
Lear Corporation Ara, S.L. (Spain)	Shanghai Lear Automotive Systems Co., Ltd. (China)
Lear Corporation Ardasa, S.L. (Spain)	Shanghai Lear Automotive Parts Co., Ltd. (China)
Lear Corporation Asientos S.L. (Spain)	Shenyang Jinbei Lear Auto Parts Co., Ltd. (China) (50%)
Lear Corporation Belgium B.V. (Belgium)	Shenyang Jinbei Lear Automotive Seating Co., Ltd. (China) (49%)
Lear Corporation Beteiligungs GmbH (Germany)	Shenyang Lear Jinbei Automotive Systems Co., Ltd. (China) (51%)
Lear Corporation Canada ULC (Canada)	Shenzhen Lear Shinry Electric Control Technology Co., Ltd. (China) (49%)
Lear Corporation Changchun Automotive Interior Systems Co., Ltd. (China)	Silk Medical Aesthetics, Inc. (Delaware) (2.55%)
Lear Corporation China Ltd. (Mauritius)	Softwear Automation, Inc. (Georgia) (7.71%)
Lear Corporation Czech Republic s.r.o. (Czech Republic)	Tachi-S Lear DFM Automotive Seating (Xiangyang) Co., Ltd. (China) (24.5%)
Lear Corporation d.o.o. Novi Sad (Serbia)	Tacle Guangzhou Automotive Seat Co., Ltd. (China) (24.5%)
Lear Corporation Engineering (UK) Limited (United Kingdom)	Tacle Seating UK Limited (United Kingdom)
Lear Corporation Engineering Czech Republic s.r.o. (Czech Republic)	Techstars Corporate Partners 2017 LLC (Delaware) (0.5896%)
Lear Corporation Engineering GmbH (Germany)	Thagora Technology S.r.L. (Romania)
Lear Corporation Engineering Hungary Kft. (Hungary)	Tianjin FAWSN Lear Automotive Electrical & Electronics Co., Ltd. (China) (69%)
Lear Corporation Engineering Italy S.r.l. (Italy)	Trucks Venture Fund 2, LP (Delaware) (9.52%)
Lear Corporation Engineering Morocco S.a.r.l. (Morocco)	Wuhan Lear DFM Yunhe Automotive Seating Co., Ltd. (China) (40%)
Lear Corporation Engineering Poland Sp. z.o.o. (Poland)	Wuhan Lear-DFM Auto Electric Company, Limited (China) (75%)
Lear Corporation Engineering Slovakia s.r.o. (Slovak Republic)	Xevo Inc. (Delaware)
Lear Corporation Engineering Spain S.L. (Spain)	Xevo Japan, LLC (Delaware)
Lear Corporation France S.A.S. (France)	Xevo K.K. (Japan)
Lear Corporation GmbH (Germany)	Yangzhou Lear Hulane Automotive Parts Trading Co. Ltd. (China) (60%)
Lear Corporation Gothenburg AB (Sweden)	Zhengzhou Lear DFM Taixin Automotive Seating Co., Ltd. (China) (25.5%)
Lear Corporation Holding Spain S.L. (Spain)
(1) All subsidiaries are wholly owned unless otherwise indicated.